                                                                    Exhibit 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Executive Air Support, Inc.:

We consent to the use of our report dated March 5, 2004, with respect to the consolidated balance sheets of Executive Air Support, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2003, included in the Registration Statement on Form S-1 of Macquarie Infrastructure Assets Trust and Macquarie Infrastructure Assets LLC, and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


                                         /s/ KPMG LLP


Dallas, Texas
June 3, 2004